Execution Copy
INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of March 19, 2004, by and among Lev Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Emigrant Capital Corporation, a Delaware corporation, John Hart, Gilbert Stein, Barry Friedberg, David Seldin and Francis May (each an “Investor” and collectively, the “Investors”) and Judson Cooper and Joshua Schein (each, a “Founder” and collectively, the “Founders”).
RECITALS

WHEREAS, the Company and the Investors are parties to a Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) providing for, among other things, the purchase by the Investors of shares (the “Shares”) of Common Stock of the Company; and

WHEREAS, in order to induce the Investors to purchase shares of the Company’s Common Stock and enter into the Purchase Agreement, the Company desires to grant to the Investors certain pre-emptive, co-sale, and other rights as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Definitions. For purposes of this Section 1:

1.1 The term “Act” means the Securities Act of 1933, as amended.

1.2 The term “Common Stock” means the Company’s common stock, par value per share of $0.00001.

1.3 The term “Equity Securities”of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities in or of such Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

1.4 The term “IPO” means the sale of the Company’s Common Stock pursuant to an underwritten initial public offering pursuant to a registration statement declared effective under the Act, resulting in such common stock being listed on any national securities exchange or quoted on the NASDAQ Stock Exchange.

1.5 The term “Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

2. Covenants.

2.1 Company Share Issuances.

2.1.1 Obligation to Maintain Proportionate Ownership.

2.1.1.1 The Company agrees that in the event the Company wishes to sell Equity Securities at any time prior to an IPO (an “Equity Financing”), then each Investor shall be entitled to purchase such amount of Equity Securities being sold in the Equity Financing so as to maintain its proportionate interest in the Company (the “Requisite Number”). The Company shall notify each Investor of the material terms of the proposed sale (including price and number of shares to be offered) and each Investor shall acquire, at the time of consummation of such proposed issuance and sale and on such terms as are specified in the Company’s notice pursuant hereto, up to the Investor’s Requisite Number. Each Investor shall have fifteen (15) days after the date of any such notice to elect by written notice to the Company to purchase its Requisite Number on such terms and at the time the proposed sale is consummated.

2.1.1.2  The right to maintain proportionate ownership of each Investor set forth in this Section 2.1 shall not be applicable to:

2.1.1.2.1 shares issued in connection with an offering pursuant to a registration statement declared effective under the Act;

2.1.1.2.2 shares issued pursuant to a bona fide acquisition of a business by the corporation by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors;

2.1.1.2.3 shares issued pursuant to options, warrants, notes or other rights to acquire securities of the Corporation outstanding on the date hereof or issued at a later date pursuant to a stock incentive program approved by the Board of Directors; and

2.1.1.2.4 shares or convertible securities issued in connection with the licensing of products or compounds approved by the Board of Directors

2.2 Co-Sale Rights.

2.2.1 Grant of Right. If at any time prior to the IPO, any Founder desires to sell, transfer or otherwise dispose of for cash all or any part of his shares of Common Stock (the “Founders Shares”), then such Founder (the "Transferring Founder") shall give the Company and each Investor a written notice (a "Co-Sale Notice") setting forth in reasonable detail the terms and conditions of such proposed transaction. Upon receipt of the Co-Sale Notice,each Investor shall have the right and option to elect to sell, at the price and on the terms stated in the Co-Sale Notice, a pro rata portion of the total number of shares of Common Stock to be sold (the "Subject Shares") equal to the product obtained by multiplying (i) the Subject Shares, by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by such Investor (calculated on a fully-diluted basis, assuming the exercise of all outstanding options and warrants, and the conversion of all outstanding convertible securities), and the denominator of which is the sum of the total number of shares of Common Stock at the time owned by the Transferring Founder and such Investor (calculated on a fully-diluted basis, assuming the exercise of all outstanding options and warrants, and the conversion of all outstanding convertible securities). Any such election shall be made by written notice (a "Co-Sale Election Notice") to the Transferring Founder within 15 days after the date of the Co-Sale Notice. Thereupon, such Transferring Founder shall not sell any of the Subject Shares (i) except at the price and on the terms stated in its Co-Sale Notice and (ii) if any Investor shall have delivered a Co-Sale Election Notice as aforesaid, unless the proposed transferee contemporaneously acquires from such Investor the shares of Common Stock in respect of which such Co-Sale Election Notice shall have been delivered, at said price and on said terms.

2.2.1.1.1 Each Investor may effect its participation in the sale by delivering to the Transferring Founder, for transfer to the purchase offeror, one or more certificates, properly endorsed for transfer, that represent the number of shares of Common Stock that such Investor elects to sell pursuant to this Section 2.2.

2.2.2 Mechanics of Transfer. The stock certificates that each Investor delivers to the Transferring Founder pursuant to Section 2.2.1 shall be transferred by such Transferring Founder to the purchase offeror in consummation of the sale of the Founder’s Shares pursuant to the terms and conditions specified in the Section 2.3.1 notice to such Investor, and the Founder shall promptly thereafter remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. In the event that less than all the shares represented by such a stock certificate are sold pursuant to Section 2.2.1, the Founder shall instruct the Company to issue a new certificate to such Investor representing the shares not sold.

2.2.3 No Effect on Subsequent Rights. The exercise or non-exercise of the rights of each Investor to participate in one or more sales of the Founder’s Shares made by the Founders shall not adversely affect such Investor’s right to participate in subsequent sales of the Founder’s Shares by the Founders.

2.3 Prohibited Transfers; Exceptions.

2.3.1 Agreement Not to Transfer. Any attempt by a Founder to transfer any Founder’s Shares in violation of Section 2.2 shall be void and the Company agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of Emigrant Capital Corporation. Each Investor agrees that without the prior written consent of the Founders, such Investor may not sell or otherwise transfer any of its shares of Common Stock to (i) MacAndrews and Forbes Holdings, Inc. or any of its affiliates, directors or officers, (ii) Donald Drapkin or any affiliates of Donald Drapkin, (iii) Gabriel Cerrone or any affiliates of Gabriel Cerrone or (iv) any Person that at the time of such sale or transfer is a direct competitor of the Company in a product and geographic market in which the Company then conducts its principal business.

2.3.2 Exclusions. The rights of the Investors set forth in Section 2.3 shall not apply to a transfer of Founder’s Shares to (i) a Family Member, (ii) a trust, the beneficiaries of which are the Founder and/or Family Members, (iii) an entity, the sole equity owners of which are the Founder and/or Family Members or (iv) other Founders; provided, in each case, that the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Founder. Such transferee shall be treated as the “Founder” for purposes of this Agreement.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). The Company hereby irrevocably consents to the jurisdiction of the Courts of the State of New York and of any Federal Court located in New York in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company at its address set forth below. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4. Notices. All notices, deliveries and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

To the Company, to:
LEV Pharmaceuticals, Inc.
524 Clubhouse Road
Woodmere, NY 11598
Attention: Josh Schein, C.E.O.
Facsimile: (516) 374-3373
To the Investors, to:
Emigrant Capital Corporation
6 East 43rd Street
8th Floor
New York, NY 10017
Attention: John Hart
Facsimile: (212) 850-4637

with a copy (which shall not constitute notice to Emigrant Capital Corporation), to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Attention: Armand A. Della Monica, Esq.
Facsimile: (212) 446-4900

To any Investor other than Emigrant Capital Corporation, to:

Emigrant Capital Corporation
6 East 43rd Street
8th Floor
New York, NY 10017
Attention: John Hart
Facsimile: (212) 850-4637

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

4.1 Attorneys’ Fees. Except as otherwise provided herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Emigrant Capital Corporation and each Founder (but if and only to the extent that any such amendment relates to a provision materially adversely affecting such Founder in a manner differently than the other parties hereto). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Party hereto.

4.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.4 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and Agreement between the parties. The parties hereto further acknowledge and agree that this Agreement supersedes and renders void every other prior written or oral understanding among or between the parties hereto with regard to the subject matter contained herein and therein.

4.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with these specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions (without posting any bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

* * *

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

LEV PHARMACEUTICALS, INC.

By:

President and Chief Executive Officer

FOUNDERS

Judson Cooper

Joshua D. Schein

INVESTOR SIGNATURES ON NEXT PAGE

INVESTORS:

EMIGRANT CAPITAL CORPORATION

By:
Name: John Hart
Title: Managing Director

John Hart

Gilbert Stein

Barry Friedberg

David Seldin

Francis May